Exhibit 10.4

PATTERSON COMPANIES, INC.

RESTRICTED STOCK UNIT AGREEMENT

NEITHER THE SECURITIES NOR THE SECURITIES ISSUABLE PURSUANT THIS AGREEMENT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

RSU NO: ________

This Restricted Stock Unit Agreement (the “Agreement”) is dated effective                     , 2018 (the “Grant Date”) and is entered into by and between Patterson Companies, Inc., a Minnesota corporation (the “Company”), and Donald J. Zurbay (the “Employee”).

WITNESSETH:

1.	Award of Restricted Stock Units. Subject to the terms and conditions set forth herein, Employee has been awarded on the date hereof [•] restricted stock units (the “Restricted Units”) valued at $[•] for each unit.

2.	Terms and Conditions. It is understood and agreed that this Agreement and the Restricted Units awarded herein (the “Award”) is subject to the following terms and conditions. In addition, even though this Award is not made pursuant to the Patterson Companies, Inc. 2015 Omnibus Incentive Plan (the “Plan”), the terms and conditions of the Plan apply to this Award, to the same extent as if this Award was made pursuant to the Plan, except that the maximum shares available provision under Section 4.1 of the Plan, the annual award limit provisions under Section 4.4 of the Plan, the vesting restrictions under Section 4.6 of the Plan and the Retirement provisions under Section 15.2 of the Plan shall not apply to this Award. The applicable terms of the Plan are incorporated by reference in this Agreement. The Employee, by execution of this Agreement, acknowledges having access to a copy of the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement will control. All capitalized terms in this Agreement not otherwise defined shall have the meaning(s) ascribed to them in the Plan.

3.	Restrictions. The Restricted Units may not be sold, pledged or transferred, whether voluntarily or involuntarily, by operation of law or otherwise, until the Vesting Date for the Restricted Units, or portion thereof, as provided below. On the Vesting Date(s), and provided the Employee is then employed by the Company or a Subsidiary, the Employee shall receive the Restricted Units, or portion thereof which has vested, free of all restrictions, except with respect to any applicable securities laws restrictions relating to unregistered securities, to the extent such securities are not so registered. The Restricted Units will be denominated in shares of Common Stock of the Company (“Shares”) and paid in Shares.

4.	Vesting Date. With respect to fifty percent (50%) of the Restricted Units awarded herein, the Vesting Date shall be the one-year anniversary of the Grant Date. With respect to the remaining fifty percent (50%) of the Restricted Units awarded herein, the Vesting Date shall be the two-year anniversary of the Grant Date.

5.	Forfeiture Provision. Except as otherwise provided in Section 17.3(c) of the Plan, if the Employee’s employment with the Company or a Subsidiary terminates for any reason prior to the Vesting Date, the Restricted Units shall be forfeited, and such Restricted Units shall be cancelled and become part of the authorized but unissued stock available for issuance by the Company.

6.	Limitation of Rights regarding Shares. Until issuance of the Shares, if any, the Employee will not have any rights of a shareholder with respect to the Restricted Units. The Employee will have no voting, dividend, liquidation and other rights with respect to any Restricted Units granted hereunder. Notwithstanding the foregoing, for each Restricted Unit that vests, the Employee will be entitled to an accrual of dividend equivalents with respect to the Restricted Units from the date of grant until the date such Restricted Units are paid. The Company will deliver, together with the Shares delivered under Section 3 of this Agreement, if any, a cash payment equal to the dividend equivalent amount; provided, that in the case of any dividend payable in Shares, the Employee will be issued additional Restricted Units.

7.	Taxes and Withdrawals. Employee acknowledges that under current federal tax law the value of the Restricted Units will be included as ordinary income in the year the restrictions lapse. The Company is entitled to (a) withhold and deduct from future wages of the Employee (or from other amounts that may be due and owing to the Employee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Restricted Units, or (b) require the Employee promptly to remit the amount of such withholding to the Company at the time the restrictions lapse. The Company may make the required withholding by canceling Restricted Units at the time the restrictions lapse.

8.	No Right to Continued Status as an Employee. This Agreement shall not confer upon the Employee any right with respect to continued status as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate the Employee’s status as an employee at any time.

9.	Notices. Any notice to the Company shall be addressed to it at its principal executive offices, located at 1031 Mendota Heights Road, St. Paul, Minnesota, 55120. Any notice to the Employee shall be addressed to him at his current home address on record with the Company.

10.	Governing Law. This Agreement shall be governed by the laws of the State of Minnesota without regard to choice of law principles.

The Company has caused this Agreement to be executed by a duly authorized officer. The Employee has agreed to accept and execute this Agreement electronically using the grant acceptance procedures on the Employee’s E*TRADE Financial Services account.

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